UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2008

Gulf Onshore, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)
01-28911	91-1869677
(Commission File Number)	(IRS Employer Identification Number)

4310 Wiley Post Rd., Ste. 201, Addison, Texas 75001

Address of principal executive offices)

972-788-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Revised and Restated Promissory Note and Security Agreement

On June 6, 2008, the Gulf Onshore, Inc. entered into a Stock Purchase Agreement with South Beach Live, Inc., to purchase 100% of the common shares of Curado Energy Resources, Inc.  The transaction was closed on June 10, 2008, and the Company issued South Beach a promissory note for $250,000, payable in 1 year at 10% interest, with certain conversion provisions.

On August 26, 2008, the Company agreed to revise and restate the promissory note, granting South Beach a security interest in the shares and assets of Curado, and providing for Curado’s guarantee of the Company’s obligation.  Gulf Onshore agreed to the requested revision and restatement to obtain South Beach’s agreement that it would not exercise its conversion rights under the original promissory note at prices less than $.25 per share until the note was due.

Copies of the Revised and Restated Promissory Note, Security Agreement and Guarantee Agreement are attached hereto.

Extension of Roboco Contract

On September 2, 2008, Gulf Onshore and Roboco Energy, Inc. agreed to extend the closing date of their contract concerning the Jarvis Dome properties in Anderson Co., Texas to October 13, 2008.  The Company agreed to issue Roboco an additional 10,000 shares of restricted common stock as consideration for the extension.

Item 3.02 Unregistered Sales of Equity Securities.

On August 26, 2008, Gulf Onshore, Inc. issued 490,000 shares of its $.001 par value common stock to South Beach Live, Inc., a Florida corporation, pursuant to the terms of an October 4, 2007, Promissory Note.  Under the terms of the Note, the Company was released from $49,000 of the principal obligation under the Note in exchange for issuance of these shares.  Provisions of the Note are fully disclosed in the Company’s Form 10-KSB, filed on April 10, 2008.

On September 2, 2008, the Company issued 10,000 shares of its $.001 par value common stock to Roboco Energy, Inc. as consideration for a closing date extension on their agreement concerning the Jarvis Dome properties in Anderson Co., Texas.

Item 8.01 Other Events

On August 26, 2008, the Company received a its Fair Value/Reserve Report covering its Throckmorton Co. and Shackelford Co., Texas oil and gas properties.  The Report was prepared by a qualified reservoir engineer in accordance with SEC Regulation S-X Part 210.4-10(a), as clarified by subsequent Commission Staff Accounting bulletins, and in conformity with Financial Accounting Standards Board Statement No. 69 requirements.  A copy of the summary report is attached hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1/21	Material Contract (Promissory Note, Security Agreement, Guarantee Agreement)

99.1	Reserve Report

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 2008	Gulf Onshore, Inc.

/s/ Jeffrey Joyce
Jeffrey Joyce, President